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                                                                    Exhibit 3.02

                                     BYLAWS

                                       OF

                            APPLIEDTHEORY CORPORATION

                                   Article I

                                     OFFICES

         Section 1.01. Registered Office. Unless and until otherwise determined by the Board of Directors of AppliedTheory Corporation (the "Corporation"), the registered office of the Corporation in the State of Delaware shall be at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

                                   Article II

                             MEETING OF STOCKHOLDERS

         Section 2.01. Annual Meetings. The annual meeting of Stockholders (as hereinafter defined) of the Corporation for the election of directors of the Corporation ("Directors") and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of Stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

         Section 2.02. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called by the Board or the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation or by the record holders of at least a majority of the shares of capital stock of the Corporation (the "Shares") issued and outstanding entitled to vote generally in the election of Directors, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

         Section 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of Stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each record holder of Shares (a "Stockholder" and, collectively, "Stockholders") entitled to vote thereat, not less than
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10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

         (b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

         Section 2.04. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

         Section 2.05. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 2.06. Quorum. Except as otherwise provided by law, in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or in any Certificate of Designation (as defined herein) of the Corporation which is filed with the Secretary of State of Delaware pursuant to the Certificate of Incorporation, the record holders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.


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         Section 2.07. Voting. Except as otherwise provided by law or the
Certificate of Incorporation or in any Certificate of Designation, each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the record holders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

         Section 2.08. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

         Section 2.09. Stockholders' Consent in Lieu of Meeting. Except as may otherwise be provided by law or in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the record holders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the record holders of all Shares entitled to vote thereon were present and voted.

                                  Article III

                               BOARD OF DIRECTORS

         Section 3.01. General Powers. Except as may otherwise be provided by law or in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by Stockholders.

         Section 3.02. Number and Term of Office. The number of Directors (other than Directors elected by one or more series of Preferred Stock) shall be such number, not to exceed 13, as shall be fixed from time to time by resolution of the Board. Directors need not be Stockholders. The Directors of the Corporation, other than Directors elected by one or more series of Preferred Stock, shall be elected as members of one of three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors (other than Directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each Director (other than Directors elected by one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of Stockholders next following the annual meeting at which such Director was elected. Directors initially designated as Class I Directors shall serve for a term ending on the date


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of the Corporation's 2000 annual meeting, Directors initially designated as
Class II Directors shall serve for a term ending on the date of the Corporation's 2001 annual meeting, and Directors initially designated as Class III Directors shall serve for a term ending on the date of the Corporation's 2002 annual meeting; provided, however, that each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided. In the event the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board as to make all classes as nearly equal in number as possible.

         Whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by Sections 3.02, 3.04 and
3.05 of these Bylaws unless otherwise provided for in the certificate of designation of such series which is filed with the Secretary of State of Delaware pursuant to the Certificate of Incorporation (the "Certificate of Designation").

         Section 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 3.04. Removal. Directors (other than Directors elected by one or more series of Preferred Stock) may be removed from office by the Stockholders, with or without cause; provided, that, in addition to any other vote required by law, an affirmative vote (or written consent pursuant to Section 2.09 hereof) of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required for such a removal.

         Section 3.05. Vacancies. Vacancies occurring as a result of death, resignation, removal, or otherwise, and the creation of new directorships that increase the number of Directors, may be filled (other than Directors elected by one or more series of Preferred Stock) by vote of the record holders of a majority of the Shares then entitled to vote at an election of Directors, by written consent of such record holders pursuant to Section 2.09 hereof, by vote of the Board of Directors or by written consent of the Directors pursuant to
Section 3.10 hereof. If the number of Directors then in office is less than a quorum, such other vacancies (other than Directors elected by one or more series of Preferred Stock) may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.10 hereof. Each Director chosen in accordance with this Section 3.05 shall hold office until his successor shall be elected and qualified or until his earlier death or resignation or removal in the manner provided herein.

         Section 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the


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purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.10 hereof.

         (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the Chief Executive Officer, the President, the Secretary or a majority of the Board shall from time to time determine.

         (c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

         (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

         (e) Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than two if the total number of directorships, including vacancies, is greater than one or in no event a number less than one-third of the total number of directorships, including vacancies) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

         (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

             (i) the Chairman;

             (ii) the Chief Executive Officer;

             (iii) the President; or

             (iv) any Director chosen by a majority of the Directors present.


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The Secretary or, in the case of his absence, any person (who shall be an
Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         Section 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power of authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under
Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee or in these Bylaws, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

         Section 3.08. Audit Committee. The Board may, in its discretion and by an affirmative vote of a majority of the entire Board, appoint an Audit Committee to consist of three (3) or more Directors as the Board may from time to time determine. The Audit Committee shall have the power to:

         (a) recommend to the Board a firm of independent public accountants to be nominated for election by the Board to act as independent auditors for the Corporation and any of its subsidiaries;

         (b)      confer with the Corporation's independent auditors for the


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                  Corporation and its subsidiaries;

         (c) review the findings and recommendations of the independent auditors during the course of and on completion of the audit and to consider any problems encountered in conducting the audit;

         (d) report to the Board regarding all matters within the Audit Committee's purview;

         (e) review the Corporation's internal audit controls and to provide a liaison with the Corporation's internal auditors;

         (f) undertake any investigations on behalf of, and make such reports to, the Board as and when the Board shall reasonably request;

         (g) report and recommend to the Board regarding the scope of the audit and the fees to be paid to the auditors by the Corporation with respect to the audit; and

         (h) exercise any other powers as are lawfully delegated to the Audit Committee, not in conflict with specific powers conferred by the Board upon any other committee formed by it.

         Section 3.09. Compensation Committee. The Board may, in its discretion and by an affirmative vote of a majority of the entire Board, appoint a Compensation Committee to consist of three (3) or more Directors as the Board may from time to time determine. The Compensation Committee shall have the power to:

         (a) with respect to all aspects and forms of compensation, including employment contracts (the "Terms of Compensation"), of the officers of the Corporation, confer with the Chief Executive Officer and make recommendations to the Board; provided, that the Chief Executive Officer shall be authorized with respect to determining the Terms of Compensation as described in Section 4.13 of these Bylaws;

         (b) recommend to the Board with respect to the oversight of medical, retirement, insurance and other benefit plans of the Corporation for the Corporation's employees and directors;

         (c) in the event that it shall be formed of non-employee Directors (except for Directors who are members ex officio) and the Board shall have authorized it to exercise the functions described in this Section 3.09(c), undertake and exercise any administrative or other functions in compliance with section 162(m) of the Internal Revenue Code, as amended; provided, that the Compensation Committee shall confer with and report to the Board regarding the Compensation Committee's actions under this Section 3.09(c);


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         (d)      recommend to the Board with respect to the administration of the Corporation's stock option plan, stock purchase plan and any other bonus or incentive plans of the Corporation, except for those functions which are described in Section 3.09(c) and which have been delegated to the Compensation Committee or to any other committee of the Board;

         (e) undertake any investigation on behalf of, and make such reports to, the Board as and when the Board shall reasonably request; and

         (f) exercise any other powers as are lawfully delegated to it by the Board, not in conflict with specific powers conferred by the Board upon any other committee appointed by it.

         Section 3.10. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

         Section 3.11. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 3.12. Compensation. Directors may be paid such compensation for their services as Directors or as members of committees and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any Director from serving the corporation or any of its subsidiaries in any other capacity and receiving compensation for such service.

         Section 3.13. Interested Directors; Quorum. (a) No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, firm or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, or in which any of the foregoing may be pecuniarily or otherwise interested, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or Committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such Directors or officers are counted for such purpose, if:

         (1) the material facts as to that person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the


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     Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum;
     or

         (2) the material facts as to that person's relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a majority of the votes cast by the Stockholders entitled to vote with regard to such a matter, other than the votes of shares owned of record or beneficially by the interested Director, officer, or otherwise interested entity; or

         (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the Stockholders.

         (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

                                   Article IV

                                    OFFICERS

         Section 4.01. Election of Officers. The Board of Directors may elect a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries and such other officers as it may determine. Any vacancies in the above offices shall be filled in the same manner. Each such officer shall serve at the pleasure of the Board of Directors and until his successor shall have been duly elected and qualified, unless he shall die, resign or be removed. Any two offices may be held by the same person, except that no person shall hold the offices of Chairman and Secretary concurrently unless all of the outstanding stock of the Corporation is owned by one person.

         Section 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

         Section 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

         (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not


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specified, upon receipt thereof by the Board, the Chairman, the Chief Executive
Officer, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

         Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

         Section 4.05. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Shareholders and Directors and shall perform such other duties as the Board may direct.

         Section 4.06. Chief Executive Officer. The Chief Executive Officer shall have all the powers and perform all the duties normally incident to the office of Chief Executive Officer, including the authority to instruct the Treasurer with respect to the disbursement of the Corporation's funds as directed by the Board, subject to the control and direction of the Board of Directors, together with such other powers and duties as may from time to time be properly prescribed by the Board of Directors.

         Section 4.07. President. The President shall be the chief operating officer and shall have all the powers and perform all the duties normally incident to the office of chief operating officer, including the authority to instruct the Treasurer with respect to the disbursement of the Corporation's funds as directed by the Board, subject to the control and direction of the Chief Executive Officer, together with such other powers and duties as may from time to time be properly prescribed by the Board of Directors.

         Section 4.08. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall perform such duties as the Board, the Chief Executive Officer or the President shall prescribe.

         Section 4.09. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board, the Chief Executive Officer and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman, the Chief Executive Officer or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a


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corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

         Section 4.10. Assistant Treasurers. Assistant Treasurers of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         Section 4.11. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman, the Chief Executive Officer or the President. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman, the Chief Executive Officer or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman, the Chief Executive Officer or the President.

         Section 4.12. Assistant Secretaries. Assistant Secretaries of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

         Section 4.13. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board; provided, that the Chief Executive Officer shall be authorized to fix the compensation of any officers of the Corporation below the level of Vice President.

                                   Article V

                         SHARES AND TRANSFERS OF SHARES

         Section 5.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Chief Executive Officer, the President or any Vice President and by the Secretary, any Assistant Secretary, the


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Treasurer or any Assistant Treasurer. Any or all of the signatures on a
Certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

         Section 5.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and record holder thereof for all purposes.

         Section 5.03. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

         Section 5.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

         Section 5.05. Lost, Destroyed and Mutilated Certificates. Each record holder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the record holder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the record holder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing Shares.


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         Section 5.07. Fixing Date for Determination of Stockholders of Record.
In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjustment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   Article VI

                                      SEAL

         Section 6.01. Seal. The corporate seal shall be in such form as shall be approved by the Board.

                                  Article VII

                                   FISCAL YEAR

         Section 7.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

                                  Article VIII

                     VOTING OF SHARES IN OTHER CORPORATIONS

         Section 8.01. Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the Chairman, the Chief Executive Officer, the President or a Vice President of the Corporation or by proxy or proxies appointed by one of them, in all cases as directed by the Board. The Board may, however, appoint some other person to vote the shares.

                                   Article IX

                                 INDEMNIFICATION

         Section 9.01. Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a Director, officer, employee or agent of the


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Corporation, or is or was serving at the request of the Corporation as a
Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the Director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   Article X

                                   AMENDMENTS

         Section 10.01. Amendments. Any Bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the record holders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of Directors pursuant to Section 3.10 hereof; provided, that the provisions of Sections 3.02 and 3.04 of these Bylaws shall not be amended or repealed, nor shall any provision of these Bylaws be adopted, amended or repealed the result of which is to give rise to an inconsistency with Sections 3.02 and 3.04 of these Bylaws, unless such action shall have been approved by an affirmative vote of the holders of not less than 75 % of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, or by written consent of Stockholders pursuant to Section 2.09 hereof, or by an affirmative vote of not less than 75 % of the members of the Board or by written consent of Directors pursuant to Section 3.10 hereof.


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